Exhibit 99.1

Contineum Therapeutics Announces Proposed $75.0 Million Public Offering

SAN DIEGO, December 11, 2025 (Business Wire) — Contineum Therapeutics, Inc. (Nasdaq: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today announced the commencement of an underwritten public offering of $75.0 million of shares of its Class A common stock. In addition, Contineum intends to grant the underwriters a 30-day option to purchase up to an additional $11.25 million of shares of its Class A common stock at the public offering price, less underwriting discounts and commissions. All securities in the proposed offering are to be sold by Contineum. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Goldman Sachs & Co. LLC, Leerink Partners, Stifel, RBC Capital Markets and William Blair are acting as joint book-running managers for the proposed offering. Jones is acting as manager for the proposed offering.

A registration statement relating to the securities to be sold in the proposed offering was filed with the U.S. Securities and Exchange Commission (SEC) on May 14, 2025 and was declared effective by the SEC on May 23, 2025. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. The proposed offering will be made only by means of a prospectus. A preliminary prospectus supplement related to the proposed offering (including the accompanying prospectus) will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing remitting multiple sclerosis and major depressive disorder.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” Such forward-looking statements, which represent Contineum’s intent, belief, or current expectations, involve risks and uncertainties. The words, without limitation, “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “predict,” “potential,” “believe,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements may include, but are not limited to, statements concerning market conditions, the completion, timing and size of the proposed offering and the grant to the underwriters of an option to purchase additional shares. Although Contineum believes the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and Contineum can give no assurances that its expectations will prove to be correct. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. As a result of many factors, including without limitation those set forth under “Risk Factors” in Contineum’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent quarterly reports on Form 10-Q filed with the SEC, Contineum’s actual results may differ materially from those anticipated in these forward-looking statements. Contineum undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

Company Contact:

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com

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